IDS Selective Fund, Inc.
File No. 2-10700/811-499

                                  EXHIBIT INDEX


Exhibit (h)(7):   Transfer Agency Agreement dated February 1, 1999

Exhibit (i):      Opinion and Consent of Counsel

Exhibit (j):      Independent Auditors' Consent

Exhibit (q)(1):   Directors' Power of Attorney, dated Jan. 13, 2000

Exhibit (q)(2):   Officers' Power of Attorney, dated Jan. 13, 2000